EXHIBIT 4








                               CPC BAKING BUSINESS

                                  SAVINGS PLAN

                            Effective October 2, 1995


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                                TABLE OF CONTENTS


Article                                                       Page

1.       Definitions......................................      1

2.       Eligibility and Membership.......................      7

3.       Member Contributions and Deferred Contributions..      9

4.       Company Contributions............................     16

5.       Limitations on Amount of Contributions
         and Benefit Accruals.............................     17

6.       Investment of the Trust Fund and
         Plan Accounts....................................     19

7.       Credits to Members...............................     24

8.       Units............................................     25

9.       Normal Form of Payments Upon Retirement
         or Disability....................................     26

10.      Optional Payments Upon Disability................     28

11.      Payments Upon Death..............................     29

12.      Payments Upon Termination of Service Other
         Than by Death, Disability, or Retirement.........     31

13.      Withdrawal of Contributions and Loans............     32

14.      Distribution of Excess Amounts...................     36

15.      Administration of the Plan.......................     40

16.      Claims Procedure.................................     44

17.      Amendment or Discontinuance of the Plan..........     46

18.      Top-Heavy Provisions.............................     48

19.      General Provisions...............................     51

         Exhibit I........................................     55


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                                  INTRODUCTION


The CPC Baking Business Savings Plan is a single plan which is intended to qualify as (i) a profit-sharing plan within the meaning of Sections 401(a) and 401(a)(27)(B) of the Code, and (ii) a qualified cash or deferred arrangement under Section 401(k).

                                    ARTICLE 1

                                   Definitions


         The following words and phrases shall, for the purpose of this Plan and any subsequent amendment thereof, have the following meanings, unless a different meaning is plainly required by the context:

         1.1 "Affiliated Company" means (i) any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Company, (ii) any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the
Code) with the Company, (iii) any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Company; and (iv) any other entity required to be aggregated with the Company pursuant to regulations under Section 414(o) of the Code; provided, however, that such corporation, trade or business, organization, or other entity shall be deemed to be an Affiliated Company only during the period in which the particular relationship existed.

         1.2 "Board of Directors" means the Board of Directors of CPC Baking Co., Inc., as constituted from time to time.

         1.3 "Cancellation Value" means the dollar value of those Units which are converted into cash on a Valuation Date for distribution to a Member or his beneficiary in connection with a withdrawal, distribution upon death, retirement or other termination of service, or otherwise.

          1.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          1.5 "Company" means each of Entenmann's, Inc., Charles Freihofer Baking Company, Inc. and Boboli Co. and any subsidiary or affiliated corporation which adopts this Plan.

         1.6 "Company Contribution" means a contribution made by the Company, other than a Deferred Contribution, to a Member's account pursuant to the terms of the Plan as in effect at the applicable time.

         1.7 "Company Unit" means a Unit credited to a Member which is attributable to Company Contributions under Section 4.1.

         1.8 "Compensation" means the amounts actually paid or made available to the Member during the Plan Year for personal services rendered in the course of his employment with the Company and includable in gross income as wages, salary, commissions, tips, bonuses, overtime and other premium pay, plus any amounts contributed by the Company pursuant to a salary reduction agreement and which is not includable in gross income under sections 125, 402(a)(8), 402(h) or 403(b) of the Code, but excluding (even if includable in gross income) reimbursements or other expense allowances, fringe benefits and other non-cash compensation, deferred bonuses, dividends on stock granted under a management incentive compensation or stock ownership program or a restricted stock plan, cash payments or stock distribution made under a restricted stock plan, long term incentive plan or stock option plan, any cash or stock payments under a phantom stock program, proceeds from the exercise of stock options, lump sum severance pay, tuition or moving expense reimbursements, and bonuses, incentive compensation, vacation pay or any other compensation (other than salary continuation payments) paid subsequent to termination of employment.

In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual compensation of each Member taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is S150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision. If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

          1.9 "Date of Hire" means the date on which an individual completes his first Hour of Service.

         1.10 "Deferred Contribution" means a contribution made by the Company for a Member pursuant to a request by the Member to reduce his otherwise payable compensation as provided in Section 3.3.

         1.11 "Deferred Contribution Unit" means a Unit credited to a Member which is attributable to a Deferred Contribution under Section 3.3.

         1.12 "Disabled Member" means a Member who, on account of physical or mental disability, is no longer capable of engaging in any occupation or employment whatsoever for remuneration or profit, if such disability continues for at least six months, and if it is demonstrated to the satisfaction of the Committee that such disability will be permanent and continuous for the remainder of his life.

         1.13     "Effective Date" means October 2, 1995.

         1.14 "Employee" means a salaried employee of the Company; provided, however, that an employee shall not be an Employee if such employee is, or becomes, a member of a collective bargaining unit for which retirement benefits were the subject of good faith bargaining between the Company and the representatives of such unit unless eligibility for participation in this Plan is provided for by an agreement between the Company and such representatives. The term "Employee" does not include a "leased employee" within the meaning of
Section 414(n)(2) of the Code. If any person who was formerly such a "leased employee" becomes an Employee, his period of employment as such a "leased employee" shall be treated as employment as an Employee for purposes of determining his Years of Service.

          1.15 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          1.16 "Fund" or "Funds" means the Funds specified in Section 6.1 for investment of Contributions.

          1.17 "Hour of Service" means each hour for which

          (a) an individual is paid, directly or indirectly, or entitled to payment, for the performance of duties for the Company during the applicable computation period;

          (b) an individual is paid, directly or indirectly, or entitled to payment, by the Company on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence, except that:

                  (i) no more than 501 hours shall be credited to an individual on account of any single continuous period during which the individual performs no duties (whether or not such period occurs in a single computation period); and
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                                       4


                  (ii) no credit shall be given for any hour attributable, directly or indirectly, to a payment made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, or to reimburse an individual for medical or medically related expenses incurred by the individual; and

          (c) an individual receives back pay, irrespective of mitigation of damages, under an award or an agreement with the Company. No hour shall be credited under both this subsection (c) and under subsection (a) or subsection (b), as the case may be. In addition, hours credited under this subsection which are attributable to periods referred to in subsection (b) shall be subject to the limitations set forth in that subsection.

The special rules provided in Department of Labor Regulation Section 2530.200b-2(b) and (c) shall be used to determine the number of hours to be credited for periods during which no duties are performed and for back pay awards, and the computation periods to which they are to be credited under subsections (b) and (c). For the purpose of this section, "computation period" shall be the period referred to in Section 1.33 and "Company" shall include any Affiliated Company.

To the extent Section 1.35 credits Service not credited under this Section, the provisions of Section 1.35 will govern for the purpose of determining the number of Hours of Service completed. For the purpose of determining a Member's nonforfeitable right to Company Units under Article 12, if, with the approval of the Pension Committee, he is on a leave of absence, temporary lay-off or in service with a foreign affiliated corporation, he will be credited for each month of such period with as many Hours of Service as he customarily works in a month.

          1.18 "Member" means an Employee who becomes a Member pursuant to
Article 2.

          1.19 "Member Contribution" means a contribution made by a Member under
Section 3.1.

          1.20 "Member Unit" means a Unit credited to a Member which is attributable to Member Contributions under Section 3.1.

          1.21 "Non-Contributory Plan" means the CPC International Inc. Non-Contributory Retirement Income Plan as amended from time to time.

          1.22 "Pension Committee" or "Committee" means the committee referred to in Article 15.

          1.23 "Plan" means this CPC Baking Business Savings Plan as amended from time to time.

          1.24 "Plan Administrator" or "Administrator" means the individual referred to in Section 15.9.

          1.25 "Plan Year" means October 2, 1995 through December 31, 1995 and such subsequent 12-month period ending on each December 31.

          1.26 "Retirement Date" means the date a Member terminates service after he attains age 65.

          1.27 "Service" means regular active employment of an Employee with the Company. For all purposes of the Plan, except the rights to obtain a Member loan under Section 13.11, to make a withdrawal under Article 13, or to make contributions or have contributions made on behalf of an individual, Service shall include (i) regular active employment other than as an Employee with the Company or any Affiliated Company, and (ii) leaves of absence, temporary layoff, and service with a foreign affiliated corporation, upon approval of the Pension Committee on a uniform and nondiscriminatory basis. Approved leaves of absence shall include but not be limited to periods while a Disabled Member, periods of military service during wartime or as a draftee in the Armed Forces of the United States and periods of any other military service for which a leave of absence is granted by the Company, provided the Employee returns to Service after the leave of absence expires (except for a leave granted to a Disabled Member), or after military service within the period specified for protection of re-employment rights under applicable statutes then in force or within such other periods specified by the Pension Committee.

          1.28 "Termination Date" means the date on which a Member's employment with the Company and Affiliated Companies terminates for any reason.

          1.29 "Trust Agreement" means the trust agreement or trust agreements, as amended from time to time, between the Company and the Trustee or Trustees, established for the purpose of funding the benefits under the Plan.

          1.30 "Trust Fund" means all money or other property which shall be held by the Trustee pursuant to the terms of the Trust Agreement.

          1.31 "Trustee" means the trustee or trustees acting as such under the Trust Agreement, including any successor or successors.

          1.32 "Unit" means a share in the market value of the Trust Fund referred to in Article 6.

          1.33 "Valuation Date" means any date on which the New York Stock Exchange is open for trading.

          1.34 "Year of Service" means each Plan Year during which any individual completes 1,000 or more Hours of Service. This shall include any Years of Service recognized under the Kraft General Foods Thrift Plan.

          1.35 Masculine pronouns include the feminine as well as the masculine gender.

                                    ARTICLE 2

                           Eligibility and Membership


         2.1 Participation in the Plan is entirely voluntary. An eligible employee who elects to participate shall become a Member and commence participation on the date determined under Section 2.2. Subject to the conditions and limitations of the Plan, each individual who was eligible to be a Member in the Kraft General Foods Thrift Plan immediately prior to the Effective Date will continue to be eligible to be a Member on and after that date, and each other employee of a Company who was not eligible to be a Member immediately prior to the Effective Date will be eligible to participate in the Plan as of the first day of the month following the date he meets the following eligibility requirements:

          (a)  he has completed one Year of Service;

          (b) contributions are not being made on his behalf to another defined contribution plan intended to be qualified under section 401(a) of the Code that is sponsored by a Company or an Affiliated Company; and

          (c) he is not a member of a group of employees who have specifically been excluded from participation in the Plan by Committee action.

Notwithstanding the foregoing provisions of this Section, if an individual is employed or reemployed by the Company on or after the date on which he first completes one Year of Service, he shall be eligible to become a Member in the Plan on the first day of the first calendar month on which he meets the requirements of paragraphs (b) and (c) of this Section.

         2.2 Each Employee eligible to participate in the Plan is required to make an election to participate prior to his commencement of participation in the Plan. An Employee may elect to commence participation in the Plan on the first day of the first calendar month coincident with or next following the date he has satisfied the eligibility requirements set forth in Section 2.1. If an eligible Employee does not properly elect to commence participation on such date, he may commence his participation on the first day of any subsequent month.

         2.3 If an individual ceases to meet the eligibility requirements of
Section 2.1, such individual shall be considered an inactive Member in the Plan as long as any amount is credited to his accounts under the Plan, and:

          (a)  no contributions shall be made by or for him;

          (b) he may not obtain a loan after he has ceased to be an active employee of the Company or an Affiliated Company; and

          (c) he may not make a hardship withdrawal after he ceases to be an employee of the Company or an Affiliated Company.

                                    ARTICLE 3

                 Member Contributions and Deferred Contributions


         3.1 Subject to the limitations prescribed in Sections 3.7 and 5.1, a Member may elect in the manner prescribed by the Plan Administrator to contribute periodically to the Trust Fund a whole percentage not less than 1% nor more than 16% of his Compensation for such period. Such contributions shall be made through regular payroll deductions beginning on the first day of the payroll period which is at least one day following receipt by the Plan Administrator of the Member's election. No contributions shall be made by a Member subsequent to the Valuation Date coincident with or immediately preceding his last day of Service. In no event shall the total of Member Contributions under this Section 3.1 and Deferred Contributions under Section 3.3 be more than 16% of the Member's Compensation during any period in which contributions are made.

         3.2 The contributions referred to in Section 3.1 shall be entirely voluntary on the part of a Member. A Member may revoke his election to contribute at any time or he may change the rate of his contributions within the percentage limits permitted under Section 3.1 at any time by notifying the Plan Administrator in the manner specified by the Plan Administrator. A change in the rate of contributions or revocation of an election to contribute becomes effective on the first day of the payroll period which is at least one day following the date on which the Plan Administrator has received notification of such change. Member Contributions shall be suspended during any approved leave of absence or any other period which is included as Service under Section 1.35 and for which a Member does not receive Compensation, other than a leave which has a duration of less than one full payroll period. Such Member may not begin to contribute under Section 3.1 until the first day of the next calendar month following the date on which he resumes receiving Compensation.

         3.3 Subject to the limitations prescribed in Sections 3.5, 3.6 and 5.1, a Member may elect to have the Company contribute periodically to the Trust Fund as a Deferred Contribution any whole percentage not less than 1% nor more than 16% of his Compensation for such period in lieu of being paid such Compensation in cash. In no event shall the total of Member Contributions under Section 3.1 and Deferred Contributions under this Section 3.3 be more than 16% of the Member's Compensation during any period in which contributions are made.

          3.4 The election to have contributions made on behalf of the Member under Section 3.3 shall be entirely voluntary on the part of the Member. A Member may revoke his election to have contributions made on his behalf at any time or he may elect to
                                       10


change the rate of Deferred Contributions made on his behalf within the percentage limits permitted under Section 3.3 at any time by notifying the Plan Administrator in the manner specified by the Plan Administrator, but no such action shall become effective until the first day of the payroll period which is at least one day following the date on which the Plan Administrator has received notification of such change. Deferred Contributions shall be suspended during any approved leave of absence or any other period which is included as Service and for which a Member does not receive Compensation, other than a leave which has a duration of less than one full payroll period. Such Member may not resume having Deferred Contributions made on his behalf under Section 3.3 until the first day of the next calendar month following the date on which he resumes receiving Compensation.

         3.5 Effective as of January 1, 1987, no Member shall be permitted to have Deferred Contributions made on his behalf under the Plan, and all other tax-qualified plans maintained by the Company or any Affiliated Company, during any Plan Year in excess of $7,000, as adjusted for cost-of-living increases to the extent permitted by Section 402(g)(5) of the Code.

         3.6 Any other provision of the Plan to the contrary notwithstanding, the Plan Administrator shall limit the amount of Deferred Contributions made on behalf of each "Highly Compensated Member" (as defined below) pursuant to
Section 3.3 to the extent necessary to ensure that the "Actual Deferral Percentage" (as defined below) for Highly Compensated Members for any Plan Year bears such a relationship to the Actual Deferral Percentage for all other "Eligible Members" (as defined below) for such Plan Year that either of the following tests is satisfied:

          (a) the Actual Deferral Percentage for the group of Highly Compensated Members is not more than the Actual Deferral Percentage for the group of all other Eligible Members multiplied by 1.25; or

          (b) the excess of the Actual Deferral Percentage for the group of Highly Compensated Members over that for the group of all other Eligible Members is not more than two percentage points, and the Actual Deferral Percentage for the group of Highly Compensated Members is not more than the Actual Deferral Percentage for the group of all other Eligible Members multiplied by 2.

               For purposes of Sections 3.6, 3.7, 3.8 and Article 14:

               "Actual Deferral Percentage" means, for a specified group of Eligible Members for a Plan Year, the average of the ratios (calculated separately for each Member in such group) of
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                                       11


               (i) the amount of Deferred Contributions actually payable to the Trust Fund under Section 3.3 on behalf of each such Member for such calendar year (but excluding any such contributions taken into account in determining the Actual Contribution Percentage described in Section 3.7, provided that the Actual Deferral Percentage test is satisfied both with and without exclusion of the applicable Deferred Contributions), to

               (ii) such Member's Applicable Compensation for such calendar year earned while an Eligible Member.

               "Applicable Compensation" means compensation as defined in
               Section 414(s) of the Code, including amounts contributed as Deferred Contributions. In determining a Member's Compensation for purposes of the limitation, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the Member's spouse and any lineal descendants who have not attained age 19 before the close of the Plan Year. If as a result of the application of such rules the limitation, is exceeded, then the limitation shall be prorated among the affected Members in proportion to each such Member's Compensation determined under this Section prior to the application of this limitation. The annual compensation of each Member taken into account under the Plan as Applicable Compensation shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision. If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

               "Eligible Member" means a Member who is authorized under the terms of the Plan to have Deferred Contributions or Member Contributions allocated to his account.

               "Family Member" means an individual described in Section 414(q)(6)(B) of the Code.

               "Highly Compensated Member" means an Eligible Member who is a "highly compensated employee" within the meaning of Section 414(q) of the Code.

For purposes of this Section, the Actual Deferral Percentage for any Highly Compensated Member for the Plan Year who is eligible to have contributions allocated to his account under two or more cash or deferred arrangements described in Section 401(k) of the Code that are maintained by the Company or an Affiliated Company shall be determined as if all such cash or deferred arrangements were a single arrangement. In the event that this Plan satisfies the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Actual Deferral Percentage of Eligible Members as if all such plans were a single plan.

For purposes of determining the Actual Deferral Percentage of a Highly Compensated Member, the Deferred Contributions and Applicable Compensation of such Member shall include the Deferred Contributions and Applicable Compensation of Family Members, and such Family Members shall be disregarded in determining the Actual Deferral Percentage for Eligible Members who are not Highly Compensated Members.

To the extent necessary to comply with one of the foregoing tests for any such Plan Year, and to the extent permitted by applicable rules and regulations, the Plan Administrator may recharacterize for a year all or a portion of the Deferred Contributions for Members who are Highly Compensated Members and treat such Deferred Contributions as having been paid to such Members and contributed by them to the Plan as Member Contributions pursuant to Section 3.1. Such recharacterization shall occur prior to determining the Actual Contribution Percentage under Section 3.7, and such recharacterized contributions shall be treated as Member Contributions for purposes of Section 3.7. Recharacterized contributions shall be treated as though such amounts were Deferred Contributions for all other purposes, including the distribution and withdrawal provisions in Sections 12 and 13 hereof. To the extent that any amounts may not be contributed by a Member pursuant to the applicable Plan limitations, such amounts shall be distributed to the appropriate Members pursuant to Section
14.2.
                                       13


All amounts of Deferred Contributions shall be paid to the Trustee only if the Company in good faith believes that such amounts do not exceed the maximum permissible pursuant to the limitations described in this Section 3.6 and applicable law, rules and regulations. If any amount in excess of the maximum permitted is paid to the Trustee before discovering that the amount exceeds the limitation, such amount shall be deemed to have been contributed to the Plan as a result of a mistake of fact.

         3.7 Any other provision of the Plan to the contrary notwithstanding, the Plan Administrator shall limit the amount of Member Contributions and the amount of Matching Allocations (as defined below) made on behalf of each "Highly Compensated Member" to the extent necessary to ensure that the "Actual Contribution Percentage" (as defined below) for Highly Compensated Members for any Plan Year bears such relationship to the Actual Contribution Percentage for all other Eligible Members for such Plan Year that either of the following tests is satisfied:


          (a) the Actual Contribution Percentage for the group of Highly Compensated Members is not more than the Actual Contribution Percentage for the group of all other Eligible Members multiplied by 1.25; or

          (b) the excess of the Actual Contribution Percentage for the group of Highly Compensated Members over that for the group of all other Eligible Members is not more than two percentage points, and the Actual Contribution Percentage for the group of Highly Compensated Members is not more than the Actual Contribution Percentage for the group of all other Eligible Members multiplied by 2.

               The foregoing tests shall be calculated and satisfied separately with respect to an Eligible Member's Member Contributions and an Eligible Member's Matching Allocations.

               For purposes of Sections 3.7, 3.8 and Article 14:

               "Actual Contribution Percentage" means, for the specified group of Eligible Members for a Plan Year, the average of the ratios (calculated separately for each Member in such group) of

               (i) the amount of Member Contributions pursuant to Section 3.1 or Matching Allocations actually payable to the Trust Fund on behalf of each such Member for such calendar year, to

               (ii) such Member's Applicable Compensation for such calendar year earned while an Eligible Member.

               "Matching Allocation" means the amount allocated to an Eligible Member's account pursuant to Sections 4.5 or 4.8(i).

               The Company may treat Deferred Contributions as Member Contributions in determining the Actual Contribution Percentage, provided that the Actual Deferral Percentage test is met before Deferred Contributions are used in the Actual Contribution Percentage test and continues to be met following exclusion of those Deferred Contributions that are used to meet the Actual Contribution Percentage test.

For purposes of this Section 3.7, the Actual Contribution Percentage for any Highly Compensated Member for the Plan Year who is eligible to make employee contributions, or to receive matching employer contributions under two or more plans described in Section 401(a) of the Code that are maintained by the Company or an Affiliated Company shall be determined as if all such contributions were made under a single plan.

In the event that this Plan satisfies the requirements of Sections 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this Section 3.7 shall be applied by determining the Actual Contribution Percentage of Eligible Members as if all such plans were a single plan.

For purposes of determining the Actual Contribution Percentage of a Highly Compensated Member, the Member Contributions, Matching Allocations, and Compensation of such Member shall include the Member Contributions, Matching Allocations, and Compensation of Family Members, and such Family Members shall be disregarded in determining the Actual Contribution Percentage for Eligible Members who are not Highly Compensated Employees.

         3.8 The sum of the Actual Deferral Percentage computed pursuant to
Section 3.6 for the entire group of Eligible Members who are Highly Compensated Employees and the Actual Contribution Percentage with respect to Member Contributions computed pursuant to Section 3.7 for the entire group of Eligible Members who are Highly Compensated Employees may not exceed the multiple use test found in Treasury Regulation Section 1.401(m)-2. In the event that it is determined that the such test would not otherwise be met, the Excess Aggregate Contributions attributable to Member Contributions of Highly Compensated Employees shall be distributed in accordance with Section 14.3.

         3.9 Member Contributions and Deferred Contributions shall be invested in such Funds and in such proportions, in whole percentages, as each Member shall elect in the manner prescribed by the Plan Administrator. The minimum contribution to any one Fund shall be 1% of the total Member Contributions and Deferred Contributions to all Funds and may not contain any fractional amounts. Unless an effective election is made, all Member Contributions and Deferred Contributions shall be invested in the Interest Income Fund. A Member may change his election for investing his future Member Contributions and Deferred Contributions, but any such change shall not become effective until the first day of the payroll period which is at least one day following the date on which the Plan Administrator receives notification of such change. A Member may change his investment elections only once during any one day.

         3.10 A Member shall not be allowed to contribute under the Plan nor shall the Company contribute on his behalf if the Member continues in Service other than as an Employee.

                                    ARTICLE 4

                              Company Contributions


         4.1 For each payroll period during a Plan Year the Company shall contribute to the Plan on behalf of each Member employed by such Company an amount equal to a specified percentage (as determined for that Plan Year by the Company in its sole discretion) of the Deferred Contributions or Member Contributions made by and on behalf of the Member that together do not exceed 6 percent of such Member's Compensation for such payroll period during a Plan Year. The Committee, in its sole discretion, may designate different matching percentages for different groups of participating employees for a Plan Year. Any contribution made pursuant to this Section shall be referred to hereinafter as a "Company Contribution".

         4.2 For each Plan Year any Company may, but shall not be required to, contribute an additional percentage of the Deferred Contributions made on behalf of Members employed by such Company who are not Highly Compensated. At the discretion of the Committee, this additional Deferred Contribution may be tested under Section 401(c)(3) or Section 401 (M)(2) in accordance with applicable Treasury regulations.

                                    ARTICLE 5

                            Limitations on Amount of
                       Contributions and Benefit Accruals


         5.1 The annual addition for any Plan Year with respect to a Member during the Plan Year shall not exceed the lesser of (i) $30,000, or if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1)(A) of the Code for the Plan Year, or (ii) 25% of his nondeferred compensation (as defined in Section 415(c)(3) of the Code) for such Plan Year.

As used herein, the term "annual addition" means, with respect to any Member, the sum of (i) all contributions made by the Company, including Deferred Contributions and all forfeitures allocable to a Member with respect to all defined contribution plans (as defined in Section 414(i) of the Code) maintained by the Company, (ii) contributions made by a Member with respect to all such defined contribution plans, and (iii) amounts described in Sections 415(1)(1) and 419A(d)(2) of the Code. The compensation limit referred to in subsection
(ii) of the first sentence of this Section 5.1 shall not apply to (i) any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an annual addition or (ii) any amount otherwise treated as an annual addition under
Section 415(1)(1) of the Code. In any case where a Member also participates in one or more qualified defined benefit plans (as defined in Section 414(j) of the Code) of the Company in addition to being a Member of this Plan, the sum of his defined benefit plan fraction and his defined contribution plan fraction for any Plan Year may not exceed 1.0, or such other sum as is set forth in Section 415(e) of the Code.

As used herein, the term "defined benefit plan fraction" shall mean a fraction, the numerator of which is a Member's projected annual benefit under such plan (determined as of the end of the Plan Year), and the denominator of which is the lesser of (i) 1.25 multiplied by the maximum dollar limitation in effect under
Section 415(b)(1)(A) of the Code for such Plan Year, or (ii) 1.4 multiplied by such Member's projected annual benefit (determined as of the end of the Plan
Year) if such plan provided the maximum benefit allowable under Section 415(b)(1)(B) of the Code. A Member's projected annual benefit will be determined under the assumptions that his employment will continue until his normal retirement age under the plan, that his compensation will continue at the same rate as in effect in the Plan Year under consideration, and that all other relevant factors used to determine benefits under the plan will remain constant for all future Plan Years.

As used herein, the term "defined contribution plan fraction" shall mean a fraction, the numerator of which is the sum of all
                                       18


annual additions credited to a Member under a defined contribution plan of the Company as of the close of the Plan Year, and the denominator of which is the sum of the lesser of the following amounts determined for the Plan Year under consideration and each prior Plan Year in which the Member had Service with the
Company: (i) 1.25 multiplied by the maximum dollar limitation in effect under
Section 415(c)(1)(A) (without regard to Section 415(c)(6)) of the Code, or (ii)
1.4 multiplied by the maximum amount of annual additions which could have been credited to such Member under Section 415(c)(l)(B) of the Code for such year; provided, however, that the Committee may elect to use the transitional rule described in Section 415(e)(6) of the Code in determining the denominator of such fractions for years ending prior to January 1, 1983.

The amount otherwise contributed to a Member's account under this Plan shall be reduced to comply with Section 415(e) only after first reducing the benefit accrual for such Member under the [Defined Benefit Plan]. To the extent that the annual addition to a Member's account would otherwise exceed the limitation prescribed in this Section, any excess Deferred Contributions and Member Contributions and the earnings thereon, shall be distributed in accordance with Treasury Regulation Section 1.415-6(b)(6)(iv); provided, however, that the amount otherwise contributed to a Member's account under this Plan shall first be reduced from Member Contributions under Section 3.1 to the extent such contributions constitute an annual addition, second from Deferred Contributions under Section 3.3 which exceed 6% of Compensation, third from Deferred Contributions under Section 3.3 which do not exceed 6% of Compensation, and last from Company Contributions under Article 4.

         5.2 For each Plan Year, the benefit accrual for any Member who is also a Member of the [Defined Benefit Plan] shall not exceed the benefit accrual limitations with respect to each Plan Year as are described in Article 4 of the [Defined Benefit Plan].

         5.3 For purposes of this Article 5, the term "Company" shall include any Affiliated Company (taking into account the modification set forth to Code Sections 414(b) and (c) in Section 415(h) of the Code) and the term "compensation" shall mean wages (within the meaning of Code Section 3401(a)) and all other payments of compensation which are reflected on the written statement required to be furnished to the Member pursuant to the requirements of Code Sections 6041(d) and 6051(a).

                                    ARTICLE 6

                 Investment of The Trust Fund and Plan Accounts


         6.1 The monies contributed and transferred under this Plan shall be held in trust by the Trustee. The Trustee shall set up and maintain a Fund or Funds and such cash and other accounts as may be necessary for the purposes of administering this Plan. The following Funds shall be established and, subject to the Trust Agreement with the Trustee, shall be invested and reinvested as specified, except for amounts temporarily held pending investment and amounts held for disbursement:

          (a) As soon as practicable, invested in CPC International Inc. common stock.

          (b) As soon as practicable, mutual funds or investments offered by an affiliate of the Trustee, which shall consist initially of the following:

                           (1)      Fidelity Asset Manager
                           (2)      Fidelity Contrafund
                           (3)      Fidelity Growth & Income Portfolio
                           (4)      Fidelity Magellan Fund
                           (5)      Fidelity Overseas Fund
                           (6)      Fidelity U.S. Equity Index Portfolio

Prior to the establishment of the Funds referred to in subsections (b) and (c), all amounts invested under the Plan shall be held in The Fidelity Managed Income Portfolio.

All monies contributed and transferred under this Plan shall be held, invested and accounted for in accordance with the terms of the Trust Agreement entered into pursuant to this Plan between the Trustee and the Company. The Trust Agreement shall be deemed to be a part of this Plan and all benefits hereunder shall be subject to the terms and provisions of the Trust Agreement.

          6.2 (a) A Member shall be allowed to transfer Units from any Fund described in Section 6.1 to another Fund described in Section 6.1 only as provided below:

                           (i) a Member may elect to have (A) a specified whole percentage, but not less than 1%, of Member Units and Deferred Contribution Units, or (B) a specified dollar amount, standing to his credit in any Fund cancelled and the dollar value of those Units, or the specified dollar amount, applied to his credit as Member Units and Deferred Contribution Units in any one or combination of the other Funds, as he shall specify; and

                           (ii) a Member may elect to have all of his Member Units and Deferred Contribution Units cancelled and to have the dollar value of such Units applied to his credit as Member Units and Deferred Contribution Units in any one or combination of Funds in accordance with the end result specified by the Member, provided the Member specifies such investment end result in sufficient detail for it to be accomplished.

          (b) An election under this Section shall become effective on the Valuation Date on which the Plan Administrator receives notification of the Member's election (except that it shall be effective on the following Valuation Date if notification is received after the New York Stock Exchange has closed for business on the date of receipt). The dollar value of Company Units, Member Units, or Deferred Contribution Units to be cancelled and to be credited to and from any one or combination of the Funds pursuant to this Section shall be determined as of the Valuation Date on which the election is effective. A Member may make only one transfer election during any one day.

         6.3 Each Member who participates in the CPC International Stock Fund (or, in the event of the Member's death, his beneficiary under the Plan) is, for purposes of this Section, hereby designated as a "named fiduciary" (within the meaning of Section 403(a)(1) of ERISA) with respect to a pro rata portion (as hereinafter determined) of the unallocated shares of common stock of the Company in the CPC International Stock Fund (and certain allocated shares of common stock of the Company in the CPC International Stock Fund as to which timely directions are not received by the Trustee). Such Member (or beneficiary) shall have the right to direct the Trustee as to the manner in which shares of the Company's common stock allocated to his accounts under the Plan and such other shares of common stock are to be voted on each matter brought before a meeting of the stockholders of the Company as set forth below.

When the Company files preliminary proxy solicitation materials with the Securities and Exchange Commission, the Company shall cause a copy of all materials to be sent simultaneously to the Trustee. Based on these materials the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the Company, the Company shall cause a copy of the notice and all proxy solicitation materials to be sent to, each Member with an interest in the CPC International Stock Fund (or, in the event of his death, his beneficiary), together with the foregoing voting instruction form to be returned to the Trustee or its designee.

The form shall show the number of full and fractional shares of common stock of the Company allocated to the Member's respective accounts. The Company shall provide the Trustee with a copy of any materials provided to Members (or beneficiaries) and shall certify to the Trustee that the materials have been mailed or otherwise sent to Members (or beneficiaries). Upon timely receipt of directions from each Member (or beneficiary), the Trustee shall vote as directed, on each such matter, the number of shares (including fractional shares) of common stock of the Company allocated to such Member's accounts, and the Trustee shall have no discretion in such matter. If the Trustee shall not receive timely direction from a Member (or his beneficiary) as to how shares of common stock allocated to such Member's account in the CPC International Stock Fund shall be voted, the Trustee shall vote such shares in the same proportion in which the shares held in the CPC International Stock Fund for which it received timely directions were voted, and the Trustee shall have no discretion in such matter.

For purposes of this Section the shares of common stock of the Company held in the CPC International Stock Fund shall be treated as allocated to the accounts of Members in proportion to their respective interests in the CPC International Stock Fund as of the immediately preceding record date for ownership of CPC International Inc. stock for stockholders entitled to vote. If any shares held in the CPC International Stock Fund are not allocated to the accounts of Members when a matter is brought to the stockholders of the Company for voting, the Trustee shall vote such unallocated shares in the same proportion on each issue in which responding Members (or beneficiaries) voted the shares allocated to their accounts in the CPC International Stock Fund, and the Trustee shall have no discretion in such matter. Directions from a Member (or beneficiary) pursuant to this Section shall be held in confidence by the Trustee and shall not be divulged or released to the Company, or any officer or employee thereof, or any other person.

         6.4 In the event a tender or exchange offer is made for any shares of common stock of the Company. each Member who participates in the CPC International Stock Fund (or, in the event of the Member's death, his beneficiary under the Plan) is, for purposes of this Section, hereby designated as a "named fiduciary" (within the meaning of Section 403(a)(1) of ERISA) with respect to a pro rata portion (as hereinafter determined) of the unallocated shares of common stock of the Company in the CPC International Stock Fund Account. Such Member (or beneficiary) shall have the right to direct the Trustee in writing as to the manner in which to respond to such tender or exchange offer with respect to the shares of common stock of the Company allocated to his account in the CPC International Stock Fund and with respect to a portion of the unallocated shares of common stock of the Company as set forth below.

Upon commencement of a tender or exchange offer for any securities held in the Trust that are common stock of the Company, the Company shall notify each Member with an interest in such securities (or, in the event of his death, his beneficiary) of the tender or exchange offer and utilize its best efforts to distribute timely or cause to be distributed to the Member (or beneficiary) the same information that is distributed to shareholders of the Company in connection with the tender or exchange offer and, after consulting with the Trustee, shall provide and pay for a means by which the Member (or beneficiary) may direct the Trustee whether to tender the common stock of the Company allocated to the Member's accounts. The Company shall provide the Trustee with a copy of any material provided to Members (and beneficiaries) and shall certify to the Trustee that the materials have been mailed or otherwise sent to Members (and beneficiaries). Upon timely receipt of directions from each Member (or beneficiary), the Trustee shall respond as directed with respect to such shares of common stock of the Company allocated to the Member's account in the CPC International Stock Fund. The directions received by the Trustee from Members and beneficiaries shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Company or any affiliate thereof, except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons. If the Trustee shall not receive timely direction from a Member (or beneficiary) as to the manner in which to respond to such tender or exchange offer with respect to shares of common stock of the Company allocated to the Member's account in the CPC International Stock Fund, the Trustee shall not tender or exchange such shares of common stock of the Company, as the case may be, and the Trustee shall have no discretion in such matter.

For purposes of this Section, the shares of common stock of the Company held in the CPC International Stock Fund shall be treated as allocated to the accounts of Members in proportion to their respective interests in the CPC International Stock Fund as of the immediately preceding record date for ownership of CPC International Inc. stock for stockholders entitled to tender. The Committee may direct the Trustee to make a special valuation of the CPC International Stock Fund in connection with such tender or exchange offer. If, for any reason, there are any shares of Company stock held in the CPC International Stock Fund which are not allocated to the accounts of Members at the applicable time, the Trustee shall respond to such tender or exchange offer with respect to such unallocated shares by tendering or exchanging unallocated shares in the same proportion as the allocated shares held under the CPC International Stock Fund for which directions were received from Members (or beneficiaries) are tendered or exchanged, and by not tendering or exchanging the balance of such unallocated shares, and the Trustee shall have no discretion in such matter.

A Member (or beneficiary) who has directed the Trustee to tender or exchange some or all of the shares of common stock of the Company allocated to his accounts may, at any time prior to the tender or exchange offer withdrawal date, direct the Trustee to withdraw some or all of such tendered or exchanged shares, and the Trustee shall withdraw the directed number of shares from the tender or exchange offer prior to the offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of common stock of the Company not allocated to Members' accounts have been tendered or exchanged, the Trustee shall redetermine the number of such securities that would be tendered or exchanged under this Section if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender or exchange offer the number of shares of common stock of the Company to the extent necessary to reduce the amount of such tendered or exchanged securities not allocated to Member's accounts to the amount so redetermined. A Member (or beneficiary) shall not be limited as to the number of directions to tender or exchange or withdraw that the Member (or beneficiary) may give the Trustee.

A direction by a Member (or beneficiary) to the Trustee to tender or exchange shares of common stock of the Company allocated to his accounts shall not be considered a written election under the Plan by the Member (or beneficiary) to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to the account of the Member from which the tendered or exchanged shares were taken the proceeds received by the Trustee in exchange for the shares of common stock of the Company tendered or exchanged from that account. Pending receipt of directions (through the Plan Administrator) from the Member (or beneficiary) or the Company as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in The Fidelity Managed Income Portfolio.

         6.5 The Plan shall not merge or consolidate with, or transfer its assets or liabilities to any other plan or entity unless each Member would, if the surviving plan or entity were then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit which he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

         6.6 The Trustee shall return to the Company within one year after payment any contribution the Company has made under a mistake of fact, reduced by any losses attributable to the contribution between the date of contribution and date of withdrawal. All contributions are conditioned upon their current deductibility under Code Section 404. If any contribution is determined not to be currently deductible, the Trustee shall return the contribution, reduced by any losses attributable to the contribution between the date of contribution and the date of withdrawal, to the Company within one year after the disallowance of the deduction.

                                    ARTICLE 7

                               Credits to Members


         7.1 As of the date on which funds are received by the Trustee, there shall be credited to each Member a number of Deferred Contribution Units and Member Units in the Fund or Funds designated by the Member under Section 3.7, determined by dividing the dollar value of a Unit in such Fund or Funds on the date on which funds are received by the Trustee into the amount of Deferred Contributions, Member Contributions and Company Contributions to be transferred into the Fund or Funds for such Member. Such amount shall then be transferred into the Fund or Funds as of the date on which funds are received by the Trustee. The Committee shall cause to be maintained separate accounts for each Member to reflect the Company Units, Member Units, and Deferred Contribution Units credited to each such Member.

         7.2 As of the last day of each Plan Year, additional Company Contributions may be made by the Company for that year and allocated among and credited to the accounts of non-Highly Compensated Members who are employed on the last day of that year by such Company.

         7.3 In the event of an error in the adjustment of a Member's accounts, the Committee, in its sole discretion, may correct such error by either crediting or charging the adjustment required to make such correction to or against income and expenses of the Trust for the Plan Year in which the correction is made or the Company may make an additional contribution to permit correction of the error. Except as provided in this Section, the accounts of other Member's shall not be readjusted on account of such error.

                                    ARTICLE 8

                                      Units


         8.1 The dollar value of a Unit in each Fund as of any Valuation Date shall be the then market value of all of the assets in such Fund divided by the number of Units credited to such Fund as of such Valuation Date.

         8.2 For the purpose of Section 8.1, the market value of all assets in each Fund shall be determined on the basis of the records of the Trustee, and the number of Units credited to each Fund shall be determined by the Plan Administrator.

                                    ARTICLE 9

              Normal Form of Payments Upon Retirement or Disability


         9.1 A Member shall have a fully vested, nonforfeitable interest in all his accounts when he attains age 65 or becomes a Disabled Member who is eligible for benefits under a disability plan sponsored by an Employer. All Units standing to the credit of a Member on his Retirement Date (or the date a Disabled Member receives his Units under Section 10.3(a)) shall be cancelled as soon as practicable after such Retirement Date (or the date a Disabled Member receives his Units under Section 10.3(a)) and the Cancellation Value of such Units shall be paid in a lump sum.

         9.2 For the purpose of Articles 9, 10, and 11, payments from all Funds shall be made in money by check; provided, however, that payments from the CPC International Stock Fund shall be made in money by check unless the Member, or his beneficiary in the event of the Member's death, elects in a writing filed with the Plan Administrator before the value of the Units is payable to receive payment in full shares of the Company's common stock insofar as is practicable with the balance of each payment in money by check.

         9.3 Notwithstanding any provision of the Plan to the contrary, payment of benefits under Articles 9, 10, and 11 shall commence no later than the 60th day after the close of the Plan Year in which the Member attains his 65th birthday or terminates his Service, whichever is later; provided however that the Plan Administrator may require that before any benefit under the Plan is paid, a Member, designated beneficiary or surviving spouse submit any information or proof reasonably necessary to enable the Plan Administrator to calculate the amount of such benefit. Such information may include proof of the age of a Member or the Member's spouse, proof that a Member is married, or proof that any of the foregoing, including the Member's designated beneficiary, has died. The Plan Administrator may also require that a claim for benefits, signed by the Member (or, if applicable, his beneficiary), must be filed in writing with the Plan Administrator before payment of a benefit under the Plan is made to the Member, a surviving spouse, a designated beneficiary or the estate of a Member, designated beneficiary or surviving spouse.

         9.4 Notwithstanding any provision of the Plan to the contrary, all benefit payments and distributions under Articles 9, 10, and 11 of the Plan shall be made in accordance with the provisions of Section 401(a)(9) of the Code and the regulations issued thereunder.

         9.5      Notwithstanding any provision of the Plan to the contrary:

          (a) after 1988, a Member's interest in the Plan must be distributed, or distribution must commence, no later than the April 1 of the calendar year following the year in which he attains age 70 1/2;

          (b) In the event this Section requires the commencement of distribution of a Member's interest in the Plan before his retirement or other termination of Service, the amount to be distributed shall be calculated under this subsection (b). The amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Member's entire interest, determined as of the last Valuation Date for the Plan Year immediately preceding the year for which such distribution is being made (adjusted as set forth in Treasury Regulations under Section 401(a)(9) of the Code), by the life expectancy of the Member or joint and survivor life expectancy of the Member and designated beneficiary. Life expectancy and joint and survivor life expectancy shall be computed by the use of the return multiples contained in tables V and VI of Treasury Regulation Section 1.72-9. For purposes of such computation, a Member's life expectancy or the joint life expectancy of the Member and his spouse shall be recalculated no more frequently than annually, unless such Member elects not to have such life expectancy or life expectancies recalculated. However, the life expectancy of a nonspouse beneficiary may not be recalculated.

                                   ARTICLE 10

                        Optional Payments Upon Disability


          10.1 Payments of Units credited to a Disabled Member shall be made as follows:

          (a) Unless a Disabled Member elects otherwise before his Units are paid to him, all of his Units shall be cancelled as soon as practicable following the date he becomes a Disabled Member and the Cancellation Value of such Units shall be paid to him in a lump sum;

          (b) If a Disabled Member does not receive the value of his Units when he becomes a Disabled Member, he will be entitled to have his Units cancelled as soon as practicable after his Retirement Date and to have the Cancellation Value of such Units paid to him in a lump sum on his Retirement Date.

                                   ARTICLE 11

                               Payments Upon Death


         11.1 A Member shall have a fully vested nonforfeitable interest in all his accounts when he dies. In the case of a Member who dies (i) while in Service, or (ii) while a Disabled Member subject to Section 10.3(b), the value of his Units shall be cancelled as soon as practicable following the date of his death and the Cancellation Value shall be used to pay a lump sum to the Member's spouse, if any, or to the beneficiary designated pursuant to Section 11.3. Subject to compliance with Sections 9.4 and 9.5 of the Plan, and in accordance with Section 10.1 of the Plan and Section 417 of the Code, a married Member may elect for the value of his Units to be paid to a beneficiary other than his spouse pursuant to subsection (b) hereof.

         11.2 A Member may designate a beneficiary to receive benefits under the Plan after his death by filing with the Plan Administrator a written notice identifying the beneficiary. In the case of a married Member, a person other than the Member's spouse may be designated as a beneficiary only if the Member's spouse consents in writing to such designation and such consent is witnessed by a notary public or a Plan representative. The Plan Administrator may waive the spousal consent requirement if the Member establishes to the Plan Administrator's satisfaction that the spouse cannot be located or because of other special circumstances as the Secretary of the Treasury may prescribe. A Member may revoke or change such designation by written notice filed with the Plan Administrator at any time prior to his death without notice to or consent of his beneficiary except that a married Member must comply with the spousal consent requirement to change his beneficiary designation, unless the original spousal consent expressly permits designations by the Member without any further consent by such spouse. If the Member fails to designate a beneficiary or if the designated beneficiary predeceases the Member and a new designation has not been made, the value of the Units standing to his credit shall be paid to the Member's surviving spouse in the case of a married Member, or to the Member's estate in a single payment in all other cases.

         11.3 If there is doubt as to the right of any spouse or beneficiary to receive any amount, the Trustee on instructions of the Plan Administrator may retain such amount until the rights thereto are determined, or it may pay such amount into any court of appropriate jurisdiction, and none of the Plan Administrator, the Pension Committee, the Trustee, or the Company shall be liable for any interest on such amount or shall be under any other liability to any person in respect of such amount.

         11.4 Reference in this Article to "beneficiary" shall include multiple beneficiary designations made by a Member, a

Member's spouse or a Member's beneficiary in writing and delivered to the Plan Administrator, provided that the Plan Administrator may reject any multiple beneficiary designation when such designation is not readily ascertainable or presents excessively onerous administrative difficulties.

                                   ARTICLE 12

                      Payments Upon Termination of Service
                 Other Than By Death, Disability, or Retirement


         12.1 A Member who became an Employee on or after October 2, 1995 shall have a 100% nonforfeitable right to his Company Units upon his attainment of age 65 and to his Deferred Contribution Units and Member Units at any time. If such Member terminates his Service other than by death, disability or retirement before age 65 and after he completes three Years of Service, he shall have a 100% nonforfeitable right to his Company Units. Such Company Units, Deferred Contribution Units and Member Units shall be paid to him in the manner provided in Section 12.3.

         12.2 A Member who becomes an Employee on or after October 2, 1995 and who terminates his Service other than by death, disability or retirement before he completes three Years of Service shall forfeit all Company Units as of the date he terminates Service. The value of such forfeited Company Units shall be used to reduce the amount of Company Contributions. Such Member will have a 100% nonforfeitable right to all Deferred Contribution Units and Member Units and the value of such Deferred Contribution Units and Member Units shall be paid to him in the manner provided in Sections 12.3. If such former Member terminates his Service and is rehired in the calendar year in which he terminates Service or within five calendar years immediately thereafter, his Company Units and ESOP Units shall be reinstated in The Fidelity Managed Income Portfolio, as of the Valuation Date which is 30 days following his rehire by converting the value of such Units at the time they were forfeited into Company Units and ESOP Units of equivalent value as of such Valuation Date.

         12.3 When a Member terminates his Service other than by death, disability or retirement, 1008 of the nonforfeitable Units standing to his credit shall be cancelled as soon as practicable following such termination of Service, and the Cancellation Value of such Units shall be paid to the Member in a lump sum as soon as practicable following such termination.

         12.4 Between the dates on which a Member (i) terminates his Service other than by death, disability or retirement and (ii) receives the Cancellation Value of his Units, such Member shall be assessed a reasonable fee to defray the expenses of maintaining and administering his account in the Plan and the Trust Fund. Such fee shall be established periodically by the Plan Administrator and shall be assessed directly against the Member's account on the earlier of the last Valuation Date of the month or the last Valuation Date of the month on which the Member maintains his account in the Plan.

                                   ARTICLE 13

                      Withdrawal of Contributions and Loans


         13.1 A Member who is in Service may elect to make withdrawals from the Trust Fund pursuant to Section 13.2 (which applies to all Members and describes the withdrawal of certain amounts contributed by the Member under Section 3.1),
Section 13.3 (which applies to all Members and describes the withdrawal of up to the full value of all Member Units) Section 13.4 (which applies to rollover amounts under Section 19.8(b)), or Section 13.5 (which applies to all Members and describes the withdrawal of amounts attributable to Deferred Contribution Units). A withdrawal shall be effective as soon as practicable following the Plan Administrator's receipt of the Member's withdrawal application (the "effective withdrawal date"), which must be filed in accordance with rules prescribed by the Administrator. A withdrawal results in cancellation of Units pursuant to Section 13.6. Except as provided below, a Member may not withdraw the value of any Company Units.

          13.2 (a) Subject to subsection (b), a Member may elect to withdraw any dollar amount not in excess of

          (i) the aggregate amount of his Member Contributions to the Plan reduced by the aggregate amount of such contributions during the 2 year period ending immediately prior to the "effective withdrawal date" which have been matched by Matching Allocations as defined in Section 3.7, reduced by

          (ii) the aggregate of amounts previously withdrawn from the Trust
               Fund.

          (b) In no event shall a withdrawal under this Section exceed the value, as of the effective withdrawal date, of all of his Member Units.

          (c) Notwithstanding any provision herein to the contrary, any withdrawal of Member Units under this section shall be attributable

          (i)  first, to Member Units under Section 19.8 (b); and

          (ii) second, to Member Contributions and to earnings on all Member Contributions, to the extent required by Section 72(e) of the Code or any successor provision thereto. The amount of the withdrawal which is attributable to Member Contributions and to earnings on all Member Contributions shall be made in a proportionate manner separate from the determination of the taxable portion of the withdrawal.

          (d) If the Member electing a withdrawal under this Section is participating in more than one Fund, the value of Member Units that shall be withdrawn from each Fund shall be the amount of the withdrawal multiplied by the ratio of the value of Member Units credited to a particular Fund to the total value of Member Units credited to all Funds.

          (e) A withdrawal shall not affect the right of the Member to continue contributing to the Plan.

         13.3 A Member may elect to withdraw from the Trust Fund up to the full value, as of the effective withdrawal date, of all of his Member Units.

         13.4 A member may elect to withdraw from the Trust Fund up to the full value, as of the effective withdrawal date, of all of his Member Units attributable to direct rollovers into the Plan pursuant to Section 19.8(b).

          13.5 (a) A Member may elect to make a withdrawal from his Deferred Valuation Date preceding receipt of his withdrawal request, less withdrawals and distributions therefrom since said Date, provided that the Member suffers "hardship" as determined by the Committee pursuant to uniform and nondiscriminatory rules. For purposes of this Section "hardship" means a circumstance resulting from an immediate and heavy financial need of a Member as may be determined by the Committee in accordance with regulations under
               Section 401(k) of the Code. Any distribution on account of hardship may not exceed the amount required to meet the immediate and heavy financial need created by the hardship and which is not reasonably available from other sources.

          (b) The determination of whether a Member has an immediate and heavy financial need shall be made by the Committee pursuant to uniform and nondiscriminatory rules and on the basis of all relevant facts and circumstances, provided, however, that a withdrawal shall be deemed to be made on account of an immediate and heavy financial need if the withdrawal is on account of

                    (1) medical expenses described in Section 213(d) of the Code incurred by the Member, the Member's spouse, or any of the Member's dependents (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Code;

                    (2) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member;

                    (3) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Member, his spouse, children or dependents;

                    (4) payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage on the Member's principal residence; or

                    (5) such other circumstances as the Commissioner of Internal Revenue may designate as deemed immediate and heavy financial needs through the publication of revenue rulings, notices and other documents of general applicability.

The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

          (c) A withdrawal shall be deemed necessary to satisfy a financial need only if

               (1) the Committee receives from the Member a representation that the need cannot be relieved

                    (i) through reimbursement or compensation by insurance or otherwise;

                    (ii) by liquidation of the Member's assets;

                    (iii)by cessation of Deferred Contributions and Member
                         Contributions under the Plan; or

                    (iv) by other distributions or nontaxable loans (at the time of the loan) from plans maintained by the Company or by any other employer, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need, and

               (2) the Committee reasonably relies on the accuracy of such representation. The Committee may rely upon the Member's written representation unless it has actual knowledge to the contrary.

               (3) For purposes of (1) above, a need cannot reasonably be relieved by one of the actions listed therein if the effect would be to increase the amount of the need.

          (d) In no event may the amount withdrawn pursuant to this Section exceed the amount of the Member's unwithdrawn Deferred Contributions.

         13.6 As of the effective withdrawal date, with respect to each Fund to which a withdrawal is applicable, a number of Units shall be cancelled equal to the amount of withdrawal from such Fund divided by the Cancellation Value of a Unit in such Fund. The total Cancellation Value of the withdrawal shall be paid to the Member in money by check as soon as practicable.

         13.7 Members may take loans from the Plan. All loans from the Plan to Members shall be in accordance with a Member loan program (as described in Department of Labor Regulation Section 2550.408b-l(d)(2)) established by the Committee which complies with the applicable requirements of Department of Labor Regulation Section 2550.408b-1. The Member loan program shall be set forth in a written document approved and adopted by the Committee, which document shall be attached hereto as an Exhibit and shall form a part of the Plan as though fully stated herein. The Committee shall have the right to amend the Member loan program at any time and from time to time.

         13.8 This Section and the Member loan program established under the preceding paragraph shall be administered, interpreted and construed so as to comply with the requirements of Code Sections 401(a) and 4975(d)(1), ERISA
Section 408(b)(1), and the regulations thereunder.

         13.9 Notwithstanding anything in this Article 13 to the contrary, the maximum amount otherwise withdrawable by a Member under Sections 13.2 through
13.6 shall be reduced by the amount of any outstanding loan to a Member under
Section 13.8.

                                   ARTICLE 14

                         Distribution of Excess Amounts


         14.1 (a) Notwithstanding any other provision of the Plan, Excess Deferral Amounts (as defined below) and income allocable thereto shall be distributed no later than each April 15, to Members who claim such allocable Excess Deferral Amounts for the preceding calendar year.

                  (b) For purposes of this Section 14.1, "Excess Deferral Amount" shall mean the amount of Deferred Contributions for a calendar year that the Member allocates to this Plan pursuant to the claim procedure set forth in Section 14.1(c).

                  (c) The Member's claim shall be in writing; shall be submitted to the Plan Administrator no later than March 1; shall specify the Member's Excess Deferral Amount for the preceding calendar year; and shall be accompanied by the Member's written statement that if such amounts are not distributed, such Excess Deferral Amount, when added to amounts deferred under other plans or arrangements described in Sections 401(k), 403(b) or 408(k) of the Code, exceeds the limit imposed on the Member by Section 402(g) of the Code for the year in which the deferral occurred.

                  (d) The Excess Deferral Amount distributed to a Member with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the Excess Deferral Amount, shall in no event be less than the lesser of the Member's account under the Plan or the Member's Deferred Contributions for the Plan Year.

                  (e)      The amount which may be distributed pursuant to this
                           Section 14.1 for any calendar year shall be reduced by the amount of any Excess Contributions (as defined below) previously distributed or recharacterized pursuant to Section 3.6 for the Plan Year beginning in the calendar year.

         14.2  (a)  Notwithstanding any other provision of the Plan,
                    Excess Contributions (as defined below) (to the extent not recharacterized as Member Contributions pursuant to Section 3.6) and income allocable thereto shall be distributed no later than the last day of each Plan Year to Members on whose behalf such Excess Contributions were made for the preceding Plan Year.

               (b) For purposes of this Section 14.2, "Excess Contributions" shall mean the amount described in Section 401(k)(8)(B) of the Code.

               (c) The income allocable to Excess Contributions shall be determined by multiplying income allocable to the Member's Deferred Contributions for the Plan Year by a fraction, the numerator of which is the Deferred Contribution on behalf of the Member for the preceding Plan Year and the denominator of which is the Member's account balance attributable to Deferred Contributions on the last day of the preceding Plan Year.

               (d) The Excess Contribution which would otherwise be distributed to the Member shall be adjusted for income; shall be reduced, in accordance with regulations, by the amount of Excess Deferral Amounts distributed to the Member; and shall, if there is a loss allocable to the Excess Contributions, in no event be less than the lesser of the Member's account under the Plan or the Member's Deferred Contributions for the Plan Year.

               (e) The amount of Excess Contributions allocable to a Member shall be determined as follows:


                    The Plan Administrator shall rank the Eligible Members who are Highly Compensated Employees by Actual Deferral Percentage in descending order (and each of such terms shall have the meaning set forth in Section 3.6). The Plan Administrator shall then reduce the amount of Deferred Contributions made on behalf of a Highly Compensated Employee with the highest Actual Deferral Percentage until the Actual Deferral Percentage for such Highly Compensated Employee is reduced to a percentage which equals the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage. The Plan Administrator shall then repeat this procedure until the Actual Deferral Percentage test is satisfied. In the case of a Highly Compensated Employee whose Actual Deferral Percentage is determined on an aggregate basis with his family members, the recharacterization or distribution of Excess Contributions (and allocable income thereon) shall be made to such Highly Compensated Employee and such family members in the proportion that each such individual's contributions taken into account in determining the Highly Compensated Employee's Actual Deferral Percentage bears to the aggregate of such contributions.

         14.3  (a)  Excess Aggregate Contributions (as defined below)
                    and income allocable thereto shall be forfeited, if otherwise forfeitable under the terms of the Plan or, if not forfeitable, distributed no later than the last day of each Plan Year, to Members to whose accounts Member Contributions or Matching Allocations (as defined in Section 3.7) were allocated for the preceding Plan Year.

               (b) For purposes of this Section 14.3, "Excess Aggregate Contributions" shall mean the amount described in Section 401(m)(6)(B) of the Code.

               (c) The income allocable to Excess Aggregate Contributions shall be determined by multiplying the income allocable to the Member's Member Contributions and Matching Allocations for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Member for the preceding Plan Year and the denominator of which is the sum of the Member's account balances attributable to Member Contributions and Matching Allocations on the last day of the preceding Plan Year.

               (d) The Excess Aggregate Contributions to be distributed to a Member shall be adjusted for income, and, if there is a loss allocable to the Excess Aggregate Contribution, shall in no event be less than the lesser of the Member's account under the Plan or the Member's Member Contributions and Matching Allocations for the Plan Year.

               (e) Excess Aggregate Contributions shall be distributed from a Member's account in the following order:

                    (i)  unmatched Member Contributions;

                    (ii) Member Contributions and corresponding Matching
                         Allocations,

                    except that non-vested Matching Allocations shall not be distributed, but shall be forfeited and applied as described in Section 12.3. In the case of a Highly Compensated Employee whose Actual Contribution Percentage (as defined in
                    Section 3.7) is determined on an aggregate basis together with his family members, the distribution of Excess Aggregate Contributions (and allocable income thereon) shall be made to such Highly Compensated Employee and such family members in the proportion that each such individual's contributions taken into account in determining the Highly Compensated Employee's Actual Contribution Percentage bears to the aggregate of such contributions.

               (f) Amounts forfeited by Highly Compensated Members (as defined in Section 3.6) under this Section 14.3 shall be

                    (i)  treated as annual additions under Section 5.1; and

                    (ii) applied to reduce Company Contributions.

               (g) The amount of Excess Aggregate Contributions allocable to a Member shall be determined as follows:

                    The Plan Administrator shall rank the Eligible Members who are Highly Compensated Employees by their Actual Contribution Percentage in descending order. The Plan Administrator shall then reduce the amount of Matching Allocations or Member Contributions made on behalf of the Highly Compensated Employee with the highest Actual Contribution Percentage until the Actual Contribution Percentage for such Highly Compensated Employee is reduced to a percentage which equals the Actual Contribution Percentage of the Highly Compensated Employee with the next highest Actual Contribution Percentage. The Plan Administrator shall then repeat application of this procedure until the limitations set forth above are satisfied.

                                   ARTICLE 15

                           Administration of the Plan


         15.1 The Board of Directors shall appoint a Pension Committee consisting of three to five persons. Such persons shall be the named fiduciaries of the Plan who jointly shall have the authority to control and manage the operation and administration of the Plan. The Board of Directors shall select a Chairman of the Committee. The Pension Committee may select a Secretary (who need not be a member of the Committee). The members of the Committee shall be appointed for a term of one year and, on the expiration of such term, may be reappointed for a succeeding term or terms. Persons appointed to the Committee shall indicate their willingness to serve by filing a written consent with the Board of Directors. Committee members may resign upon 45 days written notice to the Board of Directors (or on such shorter notice as is acceptable to the Board) and may be removed by the Board of Directors during their term of office only if the Board should determine that the member has failed to or is unable to perform the duties of the office in a workmanlike, efficient manner. The Board of Directors shall have the power to fill vacancies on the Committee created by resignation, removal, or death. Unless otherwise specified by the Board of Directors, the Pension Committee shall be the same Committee appointed by the Board of Directors of CPC International Inc. to manage and administer the CPC International Inc. Non-Contributory Retirement Income Plan for Salaried Employees

         15.2 The Committee shall have the power to construe and interpret the provisions of the Plan; to determine any questions of fact under the Plan, including questions relating to eligibility, Compensation, entitlement to benefits, and the form of benefits of any person under the Plan; and to exercise its discretion with respect to all matters reserved to the Committee under the Plan, but excluding, however, any matters relating to (a) the Trustee, the Trust Agreement, and the amendment, modification or termination thereof, (b) the amendment or termination of the Plan under Section 17.1, except to the extent specified in Section 17.1(b), (c) the Investment Manager(s) referred to in
Section 15.11, the Investment Manager agreement(s), and the amendment, modification or termination thereof, and (d) the insurance companies, financial institutions, and contracts referred to in Section 6.1(b) and the amendment, modification or termination of such contracts. Such matters are reserved to and specifically require action by the Board of Directors and with respect to them the Committee shall have no obligation or responsibility.

         15.3 The Committee shall have the power to designate one or more persons, other than members of the Committee, to carry out fiduciary responsibilities under the Plan (other than Trustee
                                       41


responsibilities defined in ERISA section 405(c)(3)). Any such designation shall be in writing, naming the person so designated and describing the terms of the delegation and the fiduciary responsibility so allocated and each such delegation shall be accepted in writing by the person so designated. Without limiting the Committee's authority to designate and allocate, the Company may delegate to one or more persons the authority (a) to determine the amount of the benefits due to any person; (b) to maintain books and records of the Plan and accounts necessary to show the fiscal transactions of the Plan; (c) to order, direct or authorize the distribution of Plan benefits to any person, and to determine their form; and (d) to prepare, furnish and hold such forms as are necessary in the operation of the Plan, including without limitation, contribution consents, beneficiary designations, transfer and investment elections, and option elections.

         15.4 Each designation or allocation made under Section 15.3 shall also provide that the Committee shall periodically meet with the person or persons to whom the delegation was made to review the performance of the person to whom duties have been delegated. This review, which may be conducted by all Committee members or by a designated review subcommittee, will permit the Committee to determine whether it should continue the allocation or designation.

         15.5 Any person may serve as a fiduciary (within the meaning of ERISA) in addition to being an officer, employee, agent or other representative of a party-in-interest and any person or persons may serve in more than one fiduciary capacity with respect to the Plan, including service as an Administrator, as defined in Section 15.9, and as a Trustee.

         15.6 The Committee shall have the power to establish rules and regulations for the Plan as well as for the conduct of its affairs, including without limitation, fixing quorum requirements, appointing subcommittees with such powers as the Committee shall determine, and authorizing one or more members of the Committee to sign any document, instrument or order on behalf of the Committee. The Committee is authorized to employ actuaries, accountants, counsel and other consultants and outside service providers and to employ clerical help to advise and assist the Committee in fulfilling its responsibilities under the Plan, ERISA or the Code. Unless otherwise provided herein, the fees of all consultants and service providers and any other expenses incurred by the Committee shall be paid by the Company. Brokerage fees, transfer taxes and other expenses attending the investment or reinvestment of Trust Fund assets shall be paid out of the Trust Fund. The members of the Pension Committee shall serve without compensation.

         15.7 The Committee shall report at least annually to the Board of Directors (or a specially appointed review subcommittee
                                       42


of the Board of Directors) to permit the Board to review the performance of the Committee and of the person or persons to whom the Committee has delegated and allocated fiduciary responsibilities.

         15.8 Immediately upon its appointment and at least annually thereafter, the Committee shall review the estimated amounts and timing of benefit payments to Members, spouses and beneficiaries and shall communicate them to the Company. The Company shall communicate these estimates, together with estimates of contributions to the Plan, to the Trustee and the Investment Managers. The Trustee or any Investment Manager, responsible for investments of the Trust, shall provide the method for carrying out-Plan objectives by appropriately coordinatinq investment policy with Plan needs.

         15.9 The Committee shall appoint a Plan Administrator (the "Administrator") who shall be responsible for and shall discharge all duties and obligations imposed on an Administrator by ERISA and the Code and shall be the designated agent of the Plan for any service of process. He shall prepare, publish, file and furnish the Plan reporting and disclosure reports, statements, plan descriptions and benefit rights reports of Members in the manner and at the times required by law. The Administrator shall from time to time establish election procedures for any provision of the Plan which permits or requires an election by a Member or a beneficiary. Such procedures may, in the Administrator's discretion, provide for elections to be made in writing, electronically, telephonically, or otherwise. The Administrator shall be appointed for a term of one year and, on the expiration of such term, may be reappointed for a succeeding term or terms. The Administrator may (but need not) be a member of the Committee. The person appointed shall indicate his willingness to serve by filing a written consent with the Committee. The Administrator may resign upon 45 days written notice to the Committee (or on shorter notice acceptable to the Committee) and may be removed by the Committee during his term of office if the Committee should determine that he has failed or is unable to perform the duties of the office in a workmanlike, efficient manner. The Committee shall have power to fill a vacancy created by the resignation, removal, or death of the Administrator. The Administrator may employ counsel, consultants and outside service providers to render advice and assistance with regard to any responsibility of the Administrator under the Plan and may employ necessary clerical help. The Company shall pay the reasonable fees of actuaries, accountants, counsel or other consultants and service providers, the expenses of clerical help, and any other necessary and proper expenses of the Administrator. The Administrator shall report to the Committee at least quarterly in order that the Administrator's performance of his duties may be reviewed.
                                       43


         15.10 Plan fiduciaries, as described in ERISA, shall discharge their duties and responsibilities in accordance with the standards of care and prudence required under that law. To the extent permitted by law, including ERISA, and by the bylaws of the Company, the Company shall indemnify any director, officer or employee who is held to be a fiduciary of the Plan against any liability or loss, including legal expenses, occurring by reason of any act or omission of such fiduciary. The Company may purchase insurance to cover any such fiduciary of the Plan for liability or loss, including legal expenses, occurring by reason of the act or omission of the fiduciary.

         15.11 The Board of Directors may appoint one or more investment managers (collectively "Investment Manager") with authority and discretion to manage, acquire, and dispose of all or any part of the assets of the Plan as provided under the Trust Agreement. The Investment Manager shall execute a written agreement, in form and substance approved by CPC International Inc., detailing the Investment Manager's responsibilities and specifying the Plan assets which the Investment Manager shall manage. The Investment Manager shall be any of (a) a corporation or partnership registered as an investment adviser under the Investment Advisers Act of 1940, (b) a bank, as defined in that Act, or (c) an insurance company qualified to manage, acquire, or dispose of any asset of an employee pension benefit plan under the laws of more than one State. The Investment Manager shall acknowledge in writing that it is a fiduciary with respect to the Plan.

                                   ARTICLE 16

                                Claims Procedure


         16.1 Claims for benefits under the Plan shall be submitted in writing to the Plan Administrator or a person designated by the Plan Administrator for this purpose.

         16.2 The Administrator shall provide notice in writing to whose claim for any person whose claim for benefits has been denied within 90 days after the receipt of the claim. Such 90 day notice shall be extended for an additional 90 days if the Administrator determines that such an extension of time is necessary to process the claim and so advises the claimant in writing within 90 days after the receipt of the claim. Such notice shall set forth the specific reason or reasons for the denial and shall be written in a manner calculated to be understood by the recipient. Such notice shall also refer specifically to pertinent Plan provisions on which the denial is based; shall describe any additional material or information necessary for the claimant to perfect his claim; and shall explain why such material or information is necessary. Such notice shall also explain the Plan's claims review procedure. A claim for benefits shall be deemed denied for purposes of proceeding to the review stage if the Administrator does not provide written. notice to the claimant within the foregoing time period.

         16.3 The Committee shall afford to any person whose claim for benefits has been denied a reasonable opportunity for a full and fair review of the decision denying the claim. The claimant, or his duly authorized representative, shall request such review in writing not more than 90 days after receipt by the claimant of written notification of denial of his claim. Within 60 days after, or as part of, a timely request for review, the claimant may submit issues and comments in writing and may review pertinent documents.

         16.4 Upon receipt of a timely request for review, the Committee may, in its discretion, designate one or more persons to hear the claimant's request and his position on the merits of the claim. Such designee(s) shall meet promptly with the claimant and his duly authorized representative and hear such arguments and examine such documents as the claimant or his representative shall present. The designee(s) shall then report his (their) findings to the Committee, orally or in writing.

         16.5 A decision of the Committee on review of a claim shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant and setting forth specific references to the pertinent Plan provisions on which the decision is based. The decision shall be made promptly, but not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing. In such case, the claimant shall be so advised in writing prior to the expiration of the initial 60 day period and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. A claim shall be deemed denied on review if the decision on review is not furnished to the claimant within the foregoing time period.

                                   ARTICLE 17

                     Amendment or Discontinuance of the Plan


               17.1 (a) The Board of Directors reserves the right to change, modify or terminate the Plan, in part or in its entirety, as applied to any Company at any time and for any reason. Nevertheless, no part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Members or their beneficiaries prior to the satisfaction of all liabilities under the Plan with respect thereto. Unless otherwise specified in an amendment, any amendment shall apply only to those Members or Employees who are Members or Employees on the effective date of the amendment.

               (b) The Pension Committee appointed by the Board of Directors pursuant to Section 15.1 shall have the power to amend the Plan if such amendment (i) is required by legislation or regulations, or requested by the Internal Revenue Service (or other government agency) to maintain the qualified status of the Plan; (ii) implements the provisions of a collective bargaining agreement to which the Company is a party; or (iii) implements action which the Board of Directors has approved.

               (c) The Pension Committee shall report annually to the Board of Directors or a Committee thereof as to the amendments which the Pension Committee has adopted.

Without in any way limiting the generality of the foregoing, the Board of Directors reserves the power to amend this Plan at any time or times, including to provide any additional option or options for payments to Members and their beneficiaries under the Plan. Any such amendment or discontinuance shall be effective at such date as the Board of Directors shall determine, except that no amendment shall be effective as against the Trustee until the date upon which written notice thereof is given to the Trustee. Unless otherwise specified in an amendment, any amendment shall apply only to those Members or Employees who are Members or Employees on the effective date of the amendment. No amendment or discontinuance shall allow the return to the Company of any part of the monies, securities, insurance company contracts and any other assets held by the Trustee under this Plan nor the use of any such assets for any purpose other than for the exclusive benefit of Members and their beneficiaries and estates.

         17.2 If the Plan is terminated in whole or in part or contributions are discontinued, each affected Member shall have a
                                       47


nonforfeitable right to the value of all Units credited to him at the date of termination or partial termination. At the direction of the Pension Committee after any such discontinuance, either

               (a) the value of the Units standing to the credit of each Member shall be applied by the Trustee to the purchase of any annuity or annuities from an insurance company for the benefit of such Member, or

               (b) such value shall be paid to such Member or, if he is then deceased, to his designated beneficiary, if living, or, if such beneficiary is not living, to the beneficiary's estate.

                                   ARTICLE 18

                              Top-Heavy Provisions


          18.1 For purposes of this Article 18, the following terms shall have the following meanings:

               (a) "Determination Date" means, with respect to any Plan Year, the last Valuation Date of the preceding Plan Year.

               (b) "Key Employee" means a Member or former Member who is a "key employee" as defined in Section 416(i) of the Code.

               (c) "Permissive Aggregation Group" means, with respect to a given Plan Year, this Plan and all other plans of the Company which may be aggregated in accordance with Section 416(g)(2)(A)(ii) of the Code.

               (d) "Present Value of Accounts" means, as of a given Determination Date, the sum of the Units credited to a Member under the Plan as of such Valuation Date. The determination of the Present Value of Accounts shall take into consideration distributions made during the Plan Year ending on the Determination Date and the four preceding years.

               (e) "Required Aggregation Group" means with respect to a given Plan Year, this Plan and all other- plans of the Company which, in the aggregate, meet the requirements of the definition contained in Section 416(g)(2)(A)(i) of the Code.

               (f)  "Top-Heavy" means, with respect to the Plan for a Plan Year:

                    (1) that the Present Value of Accounts of Key Employees exceeds 60% of the Present Value of Accounts of all Members; or

                    (2) the Plan is part of a Required Aggregation Group and such Required Aggregation Group is a Top-Heavy Group,

                         unless the Plan or such Top-Heavy Group is itself part of a Permissive Aggregation Group which is not a Top-Heavy Group.

               (g) "Top-Heavy Group" means, with respect to a given Plan Year, a group of Plans of the Company which, in the aggregate, meet the requirements of the definition contained in Section 416(g)(2)(B) of the Code.

         18.2 Notwithstanding any other provision of the Plan to the contrary, the following provisions of this Section 18.2 shall automatically become operative and shall supersede any conflicting provisions of the Plan if, in any Plan Year, the Plan is Top-Heavy.

               (a) The minimum Company contribution during the Plan Year on behalf of a Member who is not a Key Employee shall be equal to the lesser of (1) 39~ of such Member's compensation (within the meaning of Section 415 of the Code); or (2) the percentage of compensation at which Company contributions (including Company contributions attributable to a salary reduction arrangement) are made (or required to be made) under the Plan on behalf of the Key Employee for whom such percentage is the highest.

                  (b) In the case of a Member under this Plan who is not a Key Employee and who also participates in a defined benefit pension plan of the Company which is included in the Aggregation Group, the provisions of subsection (a) above shall be inapplicable, and such defined benefit pension plan shall provide for a defined benefit minimum pension benefit in accordance with Section 416(c)(1) of the Code.

               (c) In order to comply with the requirements of Section 416(h) of the Code, in the case of a Member who is or has also participated in a defined benefit plan of the Company (or any member of the Group that is required to be aggregated with the Company in accordance with Section 415(h) of the
                    Code) in any Plan Year in which the Plan is Top-Heavy, there shall be imposed under such defined benefit plan the following limitation in addition to any limitation which may be imposed as described in Article 5. In any such year, for purposes of satisfying the aggregate limit on contributions and benefits imposed by Section 415(e) of the Code, benefits payable from the defined benefit plan shall, except as hereinafter described, be reduced so as to comply with a limit determined in accordance with Section 415(e) of the Code, but with the number "1.0" substituted for the number "1.25" in the "defined benefit plan fraction" (as defined in Section 415(e)(2) of the Code) and in the "defined contribution plan fraction" (as defined in Section 415(e)(3) of the Code). Notwithstanding the foregoing, if the application of the additional limitation set forth in this subsection (c) would result in the reduction of accrued benefits of any Member under the defined benefit plan, such additional limitation shall not become operative, so long as (1) no additional Company contributions, forfeitures or voluntary nondeductible contributions are allocated to such Member's accounts under any defined contribution plan maintained by the Company including this Plan and (2) no additional benefits accrue to such Member under any defined benefit plan maintained by the Company. Accordingly, in any Plan Year that the Plan is Top-Heavy, no additional benefits shall accrue under the defined benefit plan on behalf of any Member whose overall benefits under the defined benefit plan otherwise would be reduced in accordance with the limitation described in this subsection (c) .

               (d) In the event that Congress should provide by statute, or the Treasury Department should provide by regulation or ruling, that the limitations provided in this Article 18 are no longer necessary for the Plan to meet the requirements of
                    Section 401 of the Code or other applicable law then in effect, such limitations shall become void and shall no longer apply, without requiring amendment of the Plan.

                                   ARTICLE 19

                               General Provisions


         19.1 As soon as practicable after the Valuation Date coincident with or immediately preceding each March 31, June 30, September 30, and December 31, each Member to whom Units are credited as of such date shall be notified in writing of the dollar value of such Units which have been credited to him in each Fund, and of the dollar value of a Unit in each Fund as of such Valuation Date.

         19.2 The adoption of the Plan shall not be deemed to constitute a contract of employment between the Company and any Employee or other person in the employ of the Company, or to be a consideration for, or an inducement or condition of, the employment of any Employee or such other person, or to give any right to be retained in the employ of the Company, or to interfere with the right of the Company to discharge any Employee or such other person at any time.

               19.3 (a) Except as otherwise provided by law, no distribution or payment under this Plan to any Member or beneficiary of a Member shall be subject in any manner to anticipation, alienation sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any such distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts or any person entitled to such distribution or payment. If any such Member or beneficiary has been adjudicated bankrupt or has purported to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such distribution or payment, voluntarily or involuntarily, the Plan Administrator may in his discretion direct the Trustee to hold or apply such distribution or payment or any part thereof to or for the benefit of such Member or beneficiary in such manner as the Plan Administrator shall direct.

               (b) (i) Notwithstanding the foregoing, or any other provision of the Plan to the contrary, the Plan Administrator shall take such steps as may be necessary under the Plan to comply with the terms of any applicable "Qualified Domestic Relations Order" (as defined in Section 414(p) of the Code). The Units of any

                    Member subject to such an Order shall be adjusted to reflect any payments made or to be made pursuant to such an Order.

                    (ii) the Committee shall adopt such procedures as it deems necessary and appropriate to carry out the provisions of this Section 19.3(b).

         19.4 If the Plan Administrator or the Committee determine that any person entitled to payments under the Plan is an infant or incompetent by reason of physical or mental disability, either one may upon the advice of counsel cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow the application of amounts so paid. Payments made pursuant to this provision shall completely discharge the Company, the Trustee, the Plan Administrator and the Committee.

         19.5 If the Trustee or the Company is unable to make payment to any person to whom a payment is due under the Plan because it cannot ascertain the identity or whereabouts of such person, and if more than six years (in the case of New Jersey residents five years) after such payment is due, a notice of payment so due is mailed by the Company to the last known address of such person as shown on the records of the Company and within three months after such mailing such person has not made written claim therefor, the Company may direct that such payment and all remaining payments otherwise due to such person be cancelled. Furthermore, no amount shall be cancelled under this Section unless the Plan Administrator verifies to the Committee that he has furnished to such Member, when the Member first became entitled to receive his Units, an individual statement setting forth the nature, amount and form of the nonforfeitable Units to which the Member is entitled. Any amount so cancelled shall be restored by the Company if and when the same shall be claimed by such person entitled to receive it.

         19.6 The Trust Fund shall be the sole source of benefits under this Plan, and each Member or any other person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Trust Fund for such payment or benefit, and shall not have any right, claim or demand therefor against the Company or any officer or director of the Company.

         19.7 The provisions of the Plan shall be construed, regulated and administered under the laws of the State of New York except to the extent superseded by the Code or ERISA. The Plan and the Trust Agreement are intended to meet the requirements of Sections 401(a) and 501(a) of the Code and the provisions of ERISA. The Plan shall also be administered in accordance with any age discrimination law of any state which applies to the Member.

     19.8 (a) In the case of any Member or beneficiary ("distributee") who receives an eligible rollover distribution (within the meaning of Section 401(a)(31)(C) of the Code) the Plan and the Trustee shall permit a direct rollover to an eligible retirement plan (within the meaning of Section 401(a)(31)(D) of the Code) of such distribution.

          (b) The Plan may accept direct rollovers of eligible rollover distributions from other qualified plans (within the meaning of Section 401(a) of the Code) at any time following the commencement of a Member's participation in the Plan. Such direct rollovers shall be (i) accepted only if they are in U.S. dollars,
               (ii) converted into Member Units upon investment in the Plan, and
               (iii) invested in such Funds and in such proportions as such Member shall specify in accordance with Section 3.9.

          (c) The Plan Administrator shall adopt such procedures as it deems necessary or appropriate to carry out the provisions of this
               Section 19.8, including, without limitation, application and notification procedures, spousal consent requirements, and minimum eligible rollover distribution rules. This Section 19.8 shall be administered and applied in accordance with Section 401(a)(31) of the Code and regulations and administrative pronouncements issued thereunder.

          (d) If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-ll(c) of the Income Tax Regulations is given provided that:

               (1) the Plan Administrator clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

               (2) the Member, after receiving the notice, affirmatively elects a distribution.

         19.9 The Committee is authorized to impose any restrictions consistent with Securities and Exchange Commission ("SEC") Rule 16b-3, and other SEC rules, on withdrawals, loans, transfers, Plan elections and other Plan transactions involving Members who are persons subject to Section 16 of the Securities Exchange Act of 1934.

         19.10 Unless otherwise specified herein, any election or consent permitted or required to be made or given by any Member and any permitted modification or revocation thereof, shall be made in writing or shall be given by means of "Benefits Express" or such other interactive telephone system as the Committee may designate from time to time. Each Member shall have a personal identification number or "PIN" for purposes of executing transactions through Benefits Express, and entry by a Member of his PIN shall constitute his valid signature for purposes of any transaction the Committee determines should be executed by means of Benefits Express, including but not limited to enrolling in the Plan, electing contribution rates, making investment choices, executing loan documents, and consenting to a withdrawal or distribution. Any election made through Benefit Express shall be considered submitted to the Committee on the date it is electronically transmitted.

                                    Exhibit I

CPC Baking Business Savings Plan for______________________________________

                               Member Loan Program

This document sets forth the Member loan program under the Plan with respect to loans made by the Plan to Plan Members.

1.        Administration of the Member loan program.

         The Member loan program under the Plan is administered by the Committee. The Committee has delegated to the Plan Administrator the authority to make Plan loans, with a minimum loan amount of $1,000, to Members in accordance with the terms of the Plan, including this document which forms a part of the Plan. Effective October 2, 1995, the Plan Administrator has engaged the Trustee to assist him in performing his responsibilities under the Member loan program.

         All applications for Member loans under the Plan and all necessary documents shall be filed with the Plan Administrator at the following address:

                                    Personnel Benefits Center

                                    -------------------------
                                    -------------------------
                                    -------------------------

                                    (Attn.: Plan Administrator)

2.        Eligibility for Member loans.

          All Plan Members who are in Service (that is, not on a leave of absence or layoff) are eligible for Plan loans without regard to race, color, religion, sex, age or national origin. However, a Plan Member may not obtain a loan if he (i) already has an outstanding loan under the Plan or (ii) is determined by the Plan Administrator not to be creditworthy.

          A Member shall be deemed to be creditworthy with respect to a loan unless he will be in default on the loan under paragraph 9(g) or (h) hereof immediately after the loan is made.

3.        Purpose of loans.

          Plan Members may obtain a loan under the Plan for any purpose.

4.        Term of loans.

          The loan term shall be for a 60 month period. The loan repayment period shall be a terms of 24, 30, 36, 42, 48, 54 or 60 months.

5.        Repayment of loans.

          Loans to Plan Members shall be repaid, in level installment payments of principal and interest, by semi-monthly payroll deduction beginning as soon as administratively practicable after the date the loan is made.

          The Committee may authorize a different payroll deduction schedule (with no lesser frequency than monthly installment payments) for Members who are paid on other than a semi-monthly schedule or who are employees of an Affiliated Company.

6.        Maximum Plan loan amount.

          The maximum amount that a Member can borrow from the Plan (when added to the unpaid balance of any outstanding Plan loans) is the lesser of
          -

          (a)  S50,000 minus the excess (if any) of -

          (b) the greater of $10,000 or 50% of his vested interest under the Plan (determined as of the Valuation Date preceding the date on which the loan is made); or

                  (i) the highest outstanding balance of Plan loans during the one-year period ending on the Valuation Date immediately preceding the Valuation Date on which the current loan is made, over

                  (ii) the outstanding balance of prior Plan loans on the Valuation Date immediately preceding the Valuation Date on which the current loan is made.

         In no event can a loan to a Member be made in an amount that will result, immediately after such loan is made, in a semi-monthly (or other period designated in accordance with paragraph 5) payroll deduction amount greater than the amount of the Member's net semi-monthly (or other period designated in accordance with paragraph
         5) paycheck (after all other payroll deductions).

         Subparagraph (b) of this paragraph 6 shall be interpreted, construed and administered so as to satisfy the conditions of Code Section 72(p)(2)(A).

7.       Interest rate.

          (a) Interest rates for Plan loans will be set by the Committee, and will be reasonable rates that will provide the Plan a return commensurate with the interest rates charged by persons in the business of lending money for loans made under similar circumstances.

          The interest rate for a Plan loan will be fixed on the day the loan is applied for and will remain constant during the term of the loan.

          (b) The Committee has determined that the interest rate for Plan loans shall be the prime rate on the last Valuation Date of the month preceding the date the loan is applied for as published in the Wall Street Journal on the business day following such Valuation Date, plus 1%.

          (c) The Committee shall periodically determine whether the interest rates then being charged for new Plan loans continue to satisfy the criteria set forth in paragraph (a) above, and in the event the Committee determines that such rates no longer satisfy such criteria, the Committee shall change the rates for future loans so as to satisfy such criteria.

8.       Prepayment of loan.

A Member may prepay a Plan loan in full at any time after it has been outstanding for 12 months without penalty by remitting a bank check, certified check or other immediately available funds directly to Fidelity Management Trust Company as Trustee of the CPC Baking Business Savings Plan. Partial prepayment loan is not permitted.

9.       Loan default.

          In the event a Member defaults on a Plan loan, the entire unpaid balance of the loan shall become due and payable immediately. The Plan Administrator may declare a loan to be in default if any of the following events occur:

          (a) the termination of his Service with the Company for any reason (including death);

          (b)  the Member becoming a Disabled Member;

          (c) failure of the Member to make any payment of principal or interest on the loan on or before the date such payment is due;

          (d) the Member's net paycheck (after all other payroll deductions) decreases to an amount lower than his payroll deduction loan repayment amount;

          (e) failure of the Member to perform or observe any of his covenants, duties or agreements under the promissory note executed by the Member with respect to the loan;

          (f) receipt by the Plan of opinion of counsel to the effect that (1) the Plan will, or could, lose its status as a qualified plan under Code Section 401(a) unless the loan is repaid or (2) the loan violates, or may violate, any provision of ERISA;

          (g) any portion of the Member's account that is not in excess of the amount that has been pledged as security for the loan becomes payable from the Plan to the Member, to any beneficiary of the Member, or to any "alternate payee" of the Member pursuant to any qualified domestic relations order (as defined in section 414(p) of the Code); or

          (h) the Member makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, or becomes a subject of any wage earner plan under the federal Bankruptcy Code or under any applicable state insolvency law, or there is commenced against the Member any bankruptcy, insolvency, or other similar proceeding which remains undismissed for a period of 60 days (or the Member by an act indicates his consent to, approval of, or acquiescence in any such proceeding).

         In the event a default on a Member loan occurs and the Member does not pay the entire unpaid balance of the loan (with accrued unpaid interest) within five business days after the date the default occurs, the Member's vested interest under the Plan that has been pledged as security for repayment of the Plan loan shall be applied immediately, to the extent required, to pay the entire unpaid balance of the loan (and all accrued unpaid interest thereon); provided, however, that in the case of a default described in subparagraph (g) above, the Plan may distribute the Member's promissory note to the Member (or if the Member has died, to his beneficiary) in full satisfaction of the Plan's liability to the Member (or if the Member has died, to his beneficiary) with respect to that portion of the Member's vested account equal to the outstanding loan amount (including accrued unpaid interest). Notwithstanding the foregoing, no portion of the Member's account consisting of, or attributable to, the Member's elective deferrals (as defined in Section 402(g) of the Code) shall be applied to pay an outstanding loan before the date the Member terminates his Service or, if earlier, attains age 59-1/2.

         Failure by the Committee to enforce strictly Plan rights with respect to a default on a Plan loan shall not constitute a waiver of such rights.

10.      Security for repayment of Plan loan.

         A Member's repayment obligation with respect to a Plan loan shall be secured by his vested Plan account, up to a maximum of fifty percent
         (508) of the dollar amount of the vested account at the date of the loan. No other property shall be accepted as security.

11.      Promissory note.

         No Plan loan shall be made to a Member unless the Member executes a promissory note in a form approved by the Committee.

12.      Loan considered an investment of the Member's Plan account.

         A Plan loan to a Member shall be treated by the Plan as a separate investment of the account of the Member. All interest received by the Plan with respect to such loan shall be credited to the Member's account and all losses and expenses incurred by the Plan with respect to such loan (including, without limitation, any expenses of collection in the event of default) shall be charged against the Member's account.

13.      Ordering rules for loans and loan payments.

          (a) A Member loan shall be treated as being made from the various "Parts" or subaccounts of the Member's account under the Plan, as follows:

               (1)  first from his Deferred Contribution Units;

               (2)  next from his Member Units attributable to rollovers under
                    Section 19.8(b);

               (3) next from his Member Units attributable to Member Contributions which have not been matched by Company Contributions;

               (4) next from his Member Units attributable to Member Contributions which have been matched by Company contributions; and

               (5)  last from his Company Units

         in each instance proportionately from the Funds in which such Parts or subaccounts are invested. In no event may a Member loan be made to the extent it would require accessing of the Member's ESOP Units.

14.      Procedures for applying for a loan.

          (a) First, the Member must initiate a loan request through the Fidelity Benefits Retirement Line ((800)835-5091);

          (b) next, the Trustee will provide the Member with a loan amortization schedule, based on the amount of loan requested;

          (c) next, the Member will be given a completed promissory note for his review; and

          (d) next, the Plan Administrator will verify that all requirements and procedures relating to Plan loans have been satisfied (for example, receipt of required spousal waivers and executed Truth in Lending statements). If so, the loan will be made following the receipt of an executed promissory note from the Member and, if the term of the requested loan is longer than five years, proof that the proceeds of the loan are to be used for the purchase of his principal residence.

All loans are made as of the Valuation Date which is as soon as practicable following receipt of all documents necessary under
                                       61


this Member loan program. All loans must be applied for through the Fidelity Benefits Retirement Line (800) 835-5091). The loan application will be deemed to have expired if all documents required of the Member are not submitted in form and substance satisfactory to the Plan Administrator within 30 days after the loan application date.

                                 AMENDMENT NO. 1


          THIS INSTRUMENT made this day of July, 1996 by CPC Baking Co., Inc. (the "Company").

                              W I T N E S S E T H:

          WHEREAS, certain wholly-owned subsidiaries of the Company have adopted the CPC Baking Business Savings Plan effective as of October 2, 1995 (the "Plan"); and

          WHEREAS, the Company reserves the right under Section 17.1(a) of the Plan to amend the Plan by action of its Board of Directors; and

          WHEREAS, the Company desires to amend the Plan to correct certain Plan language;

          NOW, THEREFORE, the Plan is amended as follows:

          FIRST: The first sentence of Section 1.14 is revised to read as follows:

          "1.14 "Employee" means an employee of the Company; provided, however, that an employee shall not be an Employee if such employee is, or becomes, a member of a collective bargaining unit for which retirement benefits were the subject of good faith bargaining between the Company and the representatives of such unit unless eligibility for participation in this Plan is provided for by an agreement between the Company and such representatives."

          SECOND: This Amendment is effective as of October 2, 1995.


          IN WITNESS WHEREOF, CPC Baking Co., Inc. has caused this Amendment to be executed by its duly authorized officer on the date set forth above.

                              CPC BAKING CO., INC.

                           By_________________________

                        CPC BAKING BUSINESS SAVINGS PLAN

                                 AMENDMENT NO. 2


          THIS INSTRUMENT made this 20th day of September, 1996 by CPC Baking Co., Inc. (the "Company").

                              W I T N E S S E T H:


          WHEREAS, certain wholly-owned subsidiaries of the Company have adopted the CPC Baking Business Savings Plan effective as of October 2, 1995 and as subsequently amended (the "Plan"); and

          WHEREAS, the Company reserves the right under Section 17.1(a) of the Plan to amend the Plan by action of its Board of Directors; and

          WHEREAS, the Company desires to amend the Plan to expand the membership of the Pension Committee;

          NOW, THEREFORE, the Plan is amended as follows:

          FIRST: The first sentence of Section 15.1 is revised to read as follows:

          "The Pension Committee shall consist of such persons as are appointed
by           the Board of Directors."

          SECOND: This Amendment is effective as of September 17, 1996.

          IN WITNESS WHEREOF, CPC Baking Co., Inc. has caused this Amendment to be executed by its duly authorized officer on the date set forth above.

                                      CPC BAKING CO., INC.

                                      By  ____________________